Exhibit 99.2

CONSENT OF AUSTIN ASSOCIATES, LLC

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Grand Bankshares, Inc., a Florida corporation, as Appendix B to the joint proxy statement/prospectus which forms a part of this Registration Statement on Form S-4 dated the date hereof relating to the proposed merger of Grand Bankshares, Inc. with and into Seacoast Banking Corporation of Florida, a Florida corporation, and to the references to such opinion and the quotation or summarization of such opinion contained therein.

In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Austin Associates, LLC

May 4, 2015